Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2026, with respect to the financial statements of Mustang Bio, Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, New York
November 5, 2026